Exhibit 32.1

Certification of

INDEPENDENT BANCSHARES, INC.

Pursuant to 18 U.S.C. Section 1350

(Adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

In connection with the Quarterly Report of Independent BancShares, Inc. (the “Company”) on Form 10-Q for the quarterly period ended June 30, 2009, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Mark A. Imes, President and Chief Executive Officer of the Company and Nicholas J. Panicaro, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods presented in the financial statements included in such Report.

/s/ Mark A. Imes	/s/ Nicholas J. Panicaro
Mark A. Imes	Nicholas J. Panicaro
President and Chief Executive Officer	Chief Financial Officer

Date: August 7, 2009	Date: August 7, 2009